Exhibit 4.2


COMMON STOCK
NUMBER                                                     ____________ Shares



                               HARCOURT GENERAL
             Incorporated under the laws of the State of Delaware

 This certificate is transferable in Boston, Massachusetts or in New York, New York


                            HARCOURT GENERAL, INC.

                                                             CUSIP 41163G 10 1

     This certifies that                  is the owner of

     Fully paid and non-assessable shares of the common stock, one dollar ($1.00) par value, of Harcourt General, Inc. (herein called the "Corporation") transferable upon the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Restated Certificate of Incorporation and the By-Laws of the Corporation, as amended from time to time (copies of which are on file with the Transfer Agents). This certificate is not valid until countersigned by a Transfer Agent and registered by a Registrar.

     In Witness Whereof, Harcourt General, Inc. has caused its facsimile corporate seal and the facsimile signatures of its duly authorized officers to be hereunto affixed.

Dated:


                               Richard A. Smith
                               Chairman



Countersigned and Registered:
By BankBoston, N.A.
Transfer Agent and Registrar

     Authorized Signature                Eric Geller
                                         Secretary

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     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM   - as tenants in common
     TEN ENT   - as tenants by the entireties
     JT TEN    - as joint tenants with right of survivorship and not as
tenants in common
     UNIF GIFT MIN ACT -  _________ (Cust) Custodian _________ (Minor) under
                          Uniform Gifts to Minors Act _________(State)

    Additional abbreviations may also be used though not in the above list.


     For Value Received, ___________ hereby sell, assign and transfer unto

_____________ (Please insert social security or other identifying number of assignee)


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 (Please print or typewrite name and address, including zip code, of assignee)

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_____________________________________________________________________ Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint __________________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated __________________________

                    ______________________________________________________
                    NOTICE: The signature to this assignment must correspond with the name as written on the face of the certificate in every particular, without alteration or enlargement or any change whatever.

     SIGNATURE(S) GUARANTEED: _________________________________________
                               The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved


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                               signature guarantee medallion program),
                               pursuant to S.E.C. Rule 17Ad-15.














































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